UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Coleman Cable, Inc.

(Exact name of registrant as specified in its charter)

Delaware	36-4410887

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1530 Shields Drive, Waukegan, Illinois	60085

(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, $0.001 par value per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates:                     333-124334                      (if applicable)
Securities to be registered pursuant to Section 12(g) of the Act:

(Title of class)

(Title of class)
INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
A description of the registrant’s common stock is set forth under the caption “Description of Capital Stock” in the prospectus included in the registrant’s registration statement on Form S-1 (File No. 333-138750), as amended, initially filed with the Securities and Exchange Commission on November 16, 2006 (the “Registration Statement”). Such description is incorporated herein by reference. As of October 11, 2006, there were 16,786,895 shares of common stock outstanding, $0.001 par value per share.
Item 2. Exhibits.
A list of exhibits filed with this registration statement is contained in the index to exhibits, which is incorporated herein by reference.

SIGNATURE
INDEX TO EXHIBITS
Form of Common Stock Certificate

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.
Date: February 28, 2007

Coleman Cable, Inc.
By:	/s/ RICHARD N. BURGER
Richard N. Burger
Executive Vice President, Chief Financial Officer, Secretary and Treasurer

INDEX TO EXHIBITS

Exhibit Number		Description of Document

3.1*	—	Certificate of Incorporation of Coleman Cable, Inc., as filed with the Delaware Secretary of State on October 10, 2006.

3.2*	—	Amended and Restated By-Laws of Coleman Cable, Inc., effective as of October 11, 2006.

4.1	—	Form of Common Stock Certificate

4.3*	—	Registration Rights Agreement, dated October 11, 2006 between Coleman Cable, Inc. and Friedman, Billings, Ramsey & Co., Inc.

4.4*	—	Shareholders Agreement, dated October 11, 2006 between Coleman Cable, Inc. and its Existing Holders.
*	Previously filed by the registrant as an exhibit to the Registration Statement and incorporated herein by reference.